UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported):  August 15, 2011

CHINA XD PLASTICS COMPANY LIMITED
(Exact name of registrant as specified in charter)

Nevada	001-34546	04-3836208
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park,
Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 451-8434-6600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant's Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

          On August 15, 2011, the Audit Committee of the Board of Directors of China XD Plastics Company Limited (the “Company”) approved the dismissal of Moore Stephens Hong Kong (“ Moore Stephens”) as the Company’s independent registered public accounting firm, effective as of August 15, 2011.

The audit reports of Moore Stephens on the Company’s consolidated financial statements for the fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2010 and 2009, and the subsequent interim period through August 15, 2011, there were no (1) disagreements with Moore Stephens on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make references in connection with their opinion to the subject matter of the disagreement, or (2) reportable events.

The Company provided Moore Stephens with a copy of the foregoing disclosures and requested that Moore Stephens furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of Moore Stephens’ letter dated August 15, 2011 is attached as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm

On August 15, 2011, the Audit Committee approved the appointment of KPMG, effective as of August 15, 2011, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

During the period from January 1, 2009 through December 31, 2010, and the subsequent interim period through August 15, 2011, neither the Company nor anyone acting on its behalf consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter issued by Moore Stephens Hong Kong to the Securities and Exchange Commission dated August 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2011

CHINA XD PLASTICS COMPANY LIMITED

	By:	/s/ Jie HAN
Name: Jie HAN
Title: Chief Executive Officer